                                                                    EXHIBIT 99.1


                                         NEWS RELEASE
                                         FOR MORE INFORMATION CONTACT:

                                         Paul D. Borja
                                                  Executive Vice President / CFO
                                       (248) 312-2000


                                         FOR IMMEDIATE RELEASE


FLAGSTAR REPORTS FOURTH QUARTER RESULTS

TROY, Mich. (January 24, 2006) - Flagstar Bancorp, Inc. (NYSE:FBC), today reported fourth quarter 2005 net earnings of $22.8 million, or $0.36 per share - diluted. For the year ended December 31, 2005, net earnings totaled $79.9 million, or $1.25 per share - diluted.

For the fourth quarter ended December 31, 2004, net earnings totaled $25.4 million, or $0.40 per share - diluted. For the year ended December 31, 2004, net earnings totaled $142.7 million, or $2.22 per share - diluted. Each of these amounts for 2004 reflects a restatement of earnings for 2004 and prior periods, as further described below.

      HIGHLIGHTS FROM THE QUARTER INCLUDE:


- Completion of our first non-agency securitization, resulting in a $14.1 million pre-tax gain
-     A fourth quarter annualized return on average equity of 12.06%
-     The opening of our 137th banking center
- Loan production of $6.1 billion, including $5.4 billion in residential mortgage loans
-     Loans serviced for others of $29.7 billion at quarter-end
- Received an "Outstanding" in Community Reinvestment Act performance from our principal banking regulator
-     Reduction of $1.1 billion in FHLB Advances
-     Listing on Standard and Poor's Select Server list


      BALANCE SHEET AND CAPITAL ADEQUACY

Consolidated assets at December 31, 2005 were $15.1 billion, compared with $15.4 billion at September 30, 2005 and $13.1 billion at December 31, 2004. With its core capital ratio of 6.21% and risk-based capital ratio of 11.03%, Flagstar Bank, our wholly-owned subsidiary, will be categorized as a "well-capitalized" institution for regulatory purposes.

      NET INTEREST MARGIN

The net interest margin for the quarter ended December 31, 2005 was 1.73%, which was a decrease of 15 basis points when compared to the same period last year. On a sequential quarter basis, our net interest margin increased 1 basis point from 1.72%. Our net interest margin for the year ended December 31, 2005 was 1.82%, a decrease of 17 basis points when compared to 1.99% reported for the year ended December 31, 2004.

      RETAIL BANKING OPERATIONS

We had 137 branches in operation at December 31, 2005. We expect to open an additional 15 branches by the end of 2006, nine in Georgia and six in Michigan. Our banking operations contributed approximately $32.1 million of before-tax earnings during the quarter. These results were down 4.5% from the third quarter of 2005.


      MORTGAGE BANKING OPERATIONS

Our gain on sale spread increased to 48 basis points during the quarter ended December 31, 2005 as compared to 11 basis points recorded during the same period last year. The increase was a result primarily of the $14.1 million pre-tax gain recorded with the completion of our first non-agency securitization involving $600 million of our home equity line of credit (HELOC) portfolio. The gain on sale spread for the year ended December 31, 2005 totaled 31 basis points, which was a 2 basis point increase when compared to the gain on sale spread for the year ended December 31, 2004.

At December 31, 2005, our servicing portfolio totaled $29.7 billion with a weighted average service fee of 34.7 basis points, an increase of $8.3 billion from December 31, 2004. During December 2005, we completed a $4.8 billion servicing sale, resulting in a pre-tax gain of $10.2 million.

The capitalized value of our servicing portfolio was $315.7 million, or 1.06% of the outstanding balance of loans serviced for others, at December 31, 2005. The estimated market value of the portfolio was $421.1 million at December 31, 2005.

      ASSET QUALITY

Non-performing loans totaled $64.5 million at December 31, 2005, an increase of $7.45 million as compared to $57.0 million recorded at December 31, 2004. The increase was due in part to the recent surge in bankruptcy filings because of the new bankruptcy laws. As a result, delinquencies as a percent of loans held for investment increased to 1.10% at December 31, 2005, from 0.99% at December 31, 2004. Reflecting our business model of focusing primarily on the residential mortgage market, 87.8% of non-performing loans were collateralized by single-family homes. The single-family residential first mortgage loans in our investment portfolio have an average FICO credit score of 721 and an average loan-to-value ratio of 71%.


     RESTATEMENT

During the fourth quarter of 2005, we identified errors in connection with the computation of our state tax liability. As a result of this discovery, the Company determined it had understated its state tax accrual by an aggregate amount of $9.5 million for 2002, 2003 and 2004, which resulted in a $5.9 million aggregate reduction in net earnings for those years. The Company intends to restate its financial statements for the years ended December 31, 2002, 2003, and 2004 to reflect a reduction in net earnings of approximately $2.5 million for 2002, $2.4 million for 2003, and $1.0 million for 2004.

The restatements will be effected through the Company's filing of its Annual Report on Form 10-K for the year ended December 31, 2005 (the "2005 Form 10-K"). As a result of the above restatements, management expects to report, in the 2005 Form 10-K, a material weakness in internal control over financial reporting relating to the Company's process for computing its state tax liability.

Because preparation and completion of Flagstar's financial statements in connection with its 2005 Form 10-K and restatements to its previously filed financial statements are ongoing, the financial information presented herein, including the cumulative effects of the errors described above, is preliminary and subject to adjustment.


      AS PREVIOUSLY ANNOUNCED

The Company's quarterly earnings conference call will be held on Wednesday, January 25, 2006 from 11 a.m. until noon (Eastern).

Questions for discussion at the conference call should be submitted any time prior to the call by sending e-mails to investors@flagstar.com.

The conference call and accompanying slide presentation will be webcast live at http://www.flagstar.com/inside/presentations.jsp. The presentation for the conference call can be downloaded from the investor relations section of www.flagstar.com beginning on January 25, 2006.

To participate, please telephone at least 10 minutes prior at (913) 981-5533 or toll free at (800) 289-0544, passcode: 4653307.


Flagstar Bancorp, which has $15.1 billion in total assets, is the largest publicly held savings bank in the Midwest. Flagstar currently operates 137 banking centers with $8.0 billion in total deposits. Flagstar banking centers are located throughout southern Michigan, Indiana and Georgia. Flagstar also operates 101 loan centers in 24 states. Flagstar Bank is one of the nation's top 20 originators of residential mortgage loans.


The information contained in this release is not intended as a solicitation to buy Flagstar Bancorp, Inc. stock and is provided for general information. This release contains certain statements that may constitute "forward-looking statements" within the meaning of federal securities laws. These forward-looking statements include statements about the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond the Company's control). The words "may," "could," "should," "would," "believe," and similar expressions are intended to identify forward-looking statements.

                             FLAGSTAR BANCORP, INC.
                 SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
                        (in thousands, except share data)

                                   (unaudited)

 SUMMARY OF THE  CONSOLIDATED  STATEMENTS  OF             At or for the three months ended               At or for the year ended
 EARNINGS
                                                   December 31,      September 30,      December 31,          December 31,
                                                        2005             2005              2004          2005               2004
                                                  -------------------------------------------------- --------------   -------------

  Interest income                                 $    194,035     $    185,391     $    151,563     $    708,663     $    563,437
  Interest expense                                     132,191          124,617           94,476          462,393          340,146
                                                  -----------------------------------------------    -------------    -------------
Net interest income                                     61,844           60,774           57,087          246,270          223,291
  Provision for losses                                   6,036            3,690             --             18,876           16,076
                                                  -----------------------------------------------    -------------    -------------
Net interest income after provision                     55,808           57,084           57,087          227,394          207,215
  Loan fees and charges, net                             3,180            3,587            4,162           12,603           18,003
  Deposit fees and charges                               4,585            4,356            2,833           16,918           12,125
  Loan servicing fees, net                               3,061           (1,913)           6,515            8,761           30,097
  Gain on loan sales, net                               14,644              846           (4,172)          56,424           59,714
  Gain on MSR sales, net                                11,155              492           16,973           18,157           91,740
  Other income                                          11,625           13,399           12,324           46,585           44,442
  Operating expenses
        Compensation and benefits                       37,475           37,231           38,220          150,738          154,111
        Commissions                                     17,912           25,867           28,216           87,746          105,607
        Occupancy and equipment                         17,737           16,431           15,703           69,121           66,233
        General and administrative                      11,714           11,348            7,560           46,362           39,926
        Other                                            7,220            6,321            7,188           26,004           31,199
        Capitalized direct cost of loan closing        (23,196)         (33,970)         (40,280)        (117,084)        (154,070)
                                                  -----------------------------------------------    -------------    -------------
Earnings before federal income tax                      35,196           14,623           39,115          123,955          220,330
  Provision for federal income taxes                    12,369            5,163           13,753           44,090           77,592
                                                  -----------------------------------------------    -------------    -------------
Net earnings                                      $     22,827     $      9,460     $     25,362     $     79,865     $    142,738
                                                  ===============================================    =============    =============
Basic earnings per share                          $       0.36     $       0.15     $       0.41     $       1.29     $       2.35
Diluted earnings per share                        $       0.36     $       0.15     $       0.40     $       1.25     $       2.22
Dividends paid per common share                   $       0.15     $       0.25     $       0.25     $       0.90     $       1.00
Interest rate spread                                      1.72%            1.68%            1.81%            1.74%            1.87%
Net interest margin                                       1.73%            1.72%            1.88%            1.82%            1.99%

Return on average assets                                  0.59%            0.25%            0.77%            0.54%            1.17%
Return on average equity                                 12.06%            5.03%           14.03%           10.66%           20.71%
Efficiency ratio                                         62.55%           77.54%           59.14%           64.80%           50.11%

Average earning assets                            $ 14,270,646     $ 14,053,098     $ 12,176,580     $ 13,550,366     $ 11,196,349
Average paying liabilities                        $ 14,106,712     $ 13,728,860     $ 11,818,776     $ 13,248,394     $ 10,779,332
Average stockholders' equity                      $    757,235     $    752,608     $    723,312     $    749,334     $    689,368
Mortgage loans originated or purchased            $  5,391,749     $  8,306,439     $  8,009,740     $ 27,517,754     $ 33,990,965
Other loans originated or purchased               $    661,364     $    489,665     $    738,011     $  2,433,053     $  1,253,452
Loans sold                                        $  5,138,506     $  6,983,384     $  7,715,883     $ 23,451,429     $ 28,937,576
Equity/assets ratio (average for the period)              4.86%            4.95%            5.48%            5.07%            5.65%
Ratio of  charge-offs  to average loans held
  for investment                                          0.10%            0.16%            0.15%            0.16%            0.16%

SUMMARY OF THE CONSOLIDATED
STATEMENTS OF FINANCIAL CONDITION:


                                                           December 31,         September 30,          December 31,
                                                               2005                 2005                  2004
                                                          ---------------------------------------------------------
    Total assets                                          $  15,075,430          $ 15,444,512          $ 13,140,103
    Loans held for sale                                       1,773,394             1,630,527             1,506,311
    Loans held for investment, net                           10,537,330            11,666,645            10,520,836
    Allowance for losses                                         39,140                35,898                38,318
    Servicing rights                                            315,678               354,185               187,975
    Deposits                                                  7,979,000             8,161,415             7,379,655
    FHLB advances                                             4,225,000             5,373,279             4,090,000
    Repurchase agreements                                     1,060,097                     -                     -
    Stockholders' equity                                        764,238               747,163               728,954

   OTHER FINANCIAL AND STATISTICAL DATA:

    Equity/assets ratio                                           5.07%                 4.84%                 5.55%
    Core capital ratio                                            6.21%                 5.99%                 6.19%
    Total risk-based capital ratio                               11.03%                10.44%                10.97%

    Book value per share                                  $       12.18          $      11.98          $      11.98
    Shares outstanding                                           63,208                62,368                61,358

    Loans serviced for others                             $  29,648,088          $ 31,282,929          $ 21,354,724
    Weighted average service fee (bps)                             35.0                  35.1                  34.1
    Value of servicing rights                                     1.06%                 1.13%                 0.88%

    Allowance for losses to non performing loans                 60.71%                69.55%                67.22%
    Allowance for losses to loans held for
    investment                                                    0.37%                 0.31%                 0.36%
    Non performing assets to total assets                         0.98%                 0.86%                 0.99%

    Number of bank branches                                         137                   129                   120
    Number of loan origination centers                              101                   105                   112
    Number of employees (excluding loan
    officers &  account executives                                2,405                 2,414                 2,396
    Number of loan officers and account
    executives                                                      689                   790                   980


                             FLAGSTAR BANCORP, INC.
                            LOANS HELD FOR INVESTMENT

                                 (in thousands)

                                   (unaudited)


                                                           December 31,             September 30,             December 31,
                                                               2005        %             2005         %           2004          %
                                                 ----------------------------------------------------------------------------------
      First mortgage loans                                   $8,248,897  78.0          $8,901,744   76.1        $8,693,768    82.3
      Second mortgage loans                                     700,492   6.6             532,760    4.6           196,518     1.9
      Commercial real estate loans                              995,411   9.4             888,051    7.6           751,730     7.1
      Construction loans                                         65,646   0.6              66,811    0.6            67,640     0.6
      Warehouse lending                                         146,694   1.4             242,541    2.1           249,291     2.4
      Consumer loans                                            410,920   3.9           1,064,199    9.1           591,107     5.6
      Non-real estate commercial loans                            8,411   0.1               6,437    0.1             9,100     0.1
                                                 ---------------------------------------------------------------------------------
  Total loans held for investment                           $10,576,471 100.0         $11,702,543  100.0       $10,559,154   100.0
                                                 =================================================================================







                             Flagstar Bancorp, Inc.
                                Deposit Portfolio

                                 (in thousands)

                                   (unaudited)


                                        December 31, 2005        September 30, 2005        December 31, 2004
                                     --------------------------------------------------------------------------

                                          Balance       Rate       Balance        Rate      Balance      Rate
                                          ($ '000)       (%)       ($ '000)        (%)      ($ '000)      (%)
                                     --------------------------------------------------------------------------
   Demand deposits                           $374,816    0.60         $336,976    0.64         $376,506   0.64
   Savings deposits                           239,215    1.52          293,704    1.60          884,117   2.12
   Money market deposits                      781,087    2.98          938,232    2.99          859,573   1.97
   Certificates of deposits                 3,450,450    3.94        3,135,556    3.80        2,056,608   3.51
                                     --------------------------------------------------------------------------
       Total retail deposits                4,845,568    3.41        4,704,468    3.27        4,176,804   2.65

   Municipal deposits                       1,353,633    4.30        1,621,740    3.81        1,264,225   2.37
   Wholesale deposits                       1,779,799    3.42        1,835,207    3.37        1,938,626   3.05
                                     --------------------------------------------------------------------------
     Total deposits                        $7,979,000    3.56       $8,161,415    3.40       $7,379,655   2.71
                                     ==========================================================================


                             FLAGSTAR BANCORP, INC.

                               Gain on Loan Sales
                                 (in thousands)
                                   (unaudited)

                                            For the quarter ended December 31,    For the year ended December 31,
                                           ---------------------------------- --------------------------------------
                                                2005              2004               2005               2004
                                           ---------------------------------- --------------------------------------
   Net gain on loan sales                          $14,644          ($4,172)             $56,424            $59,714
   Plus: FASB 133 adjustment                         4,939             7,019               2,902                357
   Plus: secondary market reserve                    4,932             5,706              12,484             24,037
                                           ---------------------------------- --------------------------------------
   Gain on loan sales                              $24,515            $8,553             $71,810            $84,108
                                           ================================== ======================================
   Loans sold                                   $5,138,506        $7,715,883         $23,451,429        $28,937,576
                                           ================================== ======================================
   Sales spread                                      0.48%             0.11%               0.31%              0.29%
                                           ================================== ======================================





                             FLAGSTAR BANCORP, INC.
                            ASSET QUALITY & RESERVES
                                 (in thousands)
                                   (unaudited)

                              DELINQUENCIES AT

                                   December 31,                September           December
        Days delinquent                  2005        %         30, 2005     %      31, 2004
                            ------------------------------------------------------------------
              30                          $30,973   26.7        $28,287   26.9        $34,346
              60                           20,456   17.7                  24.0
                                                                 25,247                13,247
              90                           61,816   53.3                  45.1
                                                                 47,397                55,398
     matured - delinquent                   2,650    2.3                   4.0
                                                                  4,221                 1,628
                            ------------------------------------------------------------------
             Total                       $115,895  100.0       $105,152  100.0       $104,619
                            ==================================================================
       Investment loans               $10,576,471           $11,702,543           $10,559,154
                            ==================================================================
         Delinquency %                      1.10%                 0.90%                 0.99%
                            ==================================================================

                            NON-PERFORMING LOANS AND
                                    ASSETS AT

                                              December      September     December 31,
                                              31, 2005      30, 2005          2004
                                            ------------------------------------------
   Non-performing loans                          $64,466        $51,618       $57,008
     As a percent of investment loans              0.61%          0.44%         0.55%
   Non-performing assets                        $146,967       $133,017      $129,844
     As a percent of total assets                  0.98%          0.86%         0.99%




                             FLAGSTAR BANCORP, INC.
                                LOAN ORIGINATIONS
                                  (in millions)
                                  (unaudited)


                                                For the quarter ended                                  For the year ended
                            December 31,         September 30,         December 31,         December 31,         December 31,
Loan type                       2005        %         2005        %         2004       %        2005        %      2004          %
------------------------------------------------------------------------------------------------------------------------------------
Residential mortgage loans  $      5,621   92.9  $       8,306   94.4  $      8,815   95.5  $     28,245   94.3  $     34,249   97.2
Consumer loans                       230    3.8            350    4.0           264    2.9         1,151    3.8          627     1.8
Commercial loans                     202    3.3            140    1.6           156    1.7           555    1.9          368     1.0
                            --------------------------------------------------------------------------------------------------------
Total loan production       $      6,053  100.0  $       8,796  100.0  $      9,235  100.0  $     29,951  100.0  $     35,244  100.0
                            ========================================================================================================